Exhibit 99.1

MoneyGram International Announces Second Quarter 2009 Results

Company adds global agents and strengthens distribution network

MINNEAPOLIS--(BUSINESS WIRE)--August 6, 2009--MoneyGram International, Inc. (NYSE:MGI) reported a net loss of $3.3 million in the second quarter of 2009. The net loss included a pre-tax $12.0 million legal accrual and a pre-tax increase in the provision for loss of $9.0 million. The loss compares with net income of $15.2 million in the second quarter of 2008. Revenue totaled $291.2 million in the second quarter 2009 as compared with revenue of $286.1 million a year earlier. Year-to-date total revenue in 2009 was $571.1 million compared with $303.2 million in the first half of 2008. Revenue in the first half of 2008 was adversely impacted by net securities losses of $337.6 million.

“We continue to execute our strategy and, despite the loss in the second quarter of 2009, we demonstrated meaningful progress in positioning MoneyGram for accelerated long-term growth. We remain focused on aggressively managing our balance sheet, becoming more efficient, and making disciplined investments in our global network,” said Pamela H. Patsley, MoneyGram International executive chairman. “During the quarter, we expanded our distribution in all corners of the world, increased our global agent network by 15 percent over the prior year, and we ended the quarter with unrestricted assets of $386.9 million at June 30, 2009.”

During the quarter the Company signed National Commercial Bank in Saudi Arabia, the largest bank in the Middle East. In South Korea, the Company recently launched Shinhan Bank, providing the MoneyGram service in 850 of its locations. In Canada, MoneyGram completed the successful rollout of 2,000 additional Canada Post locations and received commitment to roll out several thousand more locations over the next year, significantly expanding MoneyGram’s agent network from coast to coast. In the very important Latin America region, the Company added more than 1,300 locations, reaching the significant milestone of 25,000 agent locations.

Total fee and other revenue in the quarter was $278.5 million down from $281.9 million in the second quarter of 2008. Money transfer fee and other revenue was $249.7 million in the second quarter of 2009, versus $254.7 million in the second quarter of 2008. The current quarter results were impacted by a lower euro rate, and a decline in money transfer average principal, partially offset by an increase in money transfer transaction volume.

EBITDA (earnings before interest, taxes, depreciation and amortization, and amortization of agent signing bonuses) was $46.6 million and Adjusted EBITDA (EBITDA adjusted for net securities gains and severance-related costs) was $43.4 million in the second quarter of 2009 compared with Adjusted EBITDA of $58.2 million in the comparable period last year. The second quarter of 2009 Adjusted EBITDA was impacted by the $12.0 million legal accrual and the $9.0 million increase in the provision for loss.

”Our steadfast focus is on delivering a compelling value to our consumers and creating long-term value for our shareholders,” said Anthony P. Ryan, MoneyGram International president and chief executive officer. “In the quarter, we entered the mobile money transfer business through an agreement with Affinity Global Services, and we expanded our MoneyGram Rewards loyalty program in France, Germany and Spain. We are optimistic about the opportunities to further grow our core business, introduce new products and services, and generate greater operating efficiencies.”

Global Funds Transfer Results

Total revenue for the Global Funds Transfer segment decreased to $269.7 million in the second quarter of 2009 from $272.3 million in the comparable period last year. Segment results were impacted by a lower euro rate and a decline in money transfer average principal, partially offset by a 4 percent increase in money transfer transaction volume excluding bill payment. The segment reported operating income of $10.9 million, and an operating margin of 4.0 percent in the second quarter, after giving affect to the legal accrual and provision for loss.

Money transfer fee and other revenue including bill payment declined 2 percent, or when adjusted for the change in the value of the euro, increased 1 percent. Total money transfer transaction volume was up 1 percent, as a result of a year-over-year decline in bill payment transactions, which continue to be adversely affected by the slowdown in the U.S. economy.

Money transfer transactions excluding bill payment originating in the United States and Canada, increased 8 percent in the second quarter of 2009. Including bill payment, transactions increased 2 percent in the quarter from the prior year. Transactions originating outside of North America increased 2 percent from the prior year. Spain’s severe economic downturn continues to have a significant impact on our international transaction growth. Excluding Spain, international transactions increased 11 percent from the prior year.

In the second quarter, MoneyGram’s transaction volume to Mexico decreased 9.4 percent, consistent with the industry-wide remittance volume decline into Mexico as measured by Banco de Mexico.

Payment Systems Results

Total Payment Systems net revenue for the quarter increased to $19.5 million from $18.5 million in the second quarter of 2008. Net revenue in 2009 reflects net investment revenue of $6.0 million and a net securities gain of $3.2 million, while 2008 net revenue reflects $34.5 million of net investment revenue and $25.7 million in net securities losses. The segment reported operating income of $9.4 million in the second quarter of 2009, up from $3.9 million in the second quarter of 2008.

Legal Accrual / Provision for Loss

In the second quarter, the Company recorded an accrual of $12.0 million related to the potential resolution of ongoing discussions with the staff of the Federal Trade Commission regarding customer complaints that third parties have inappropriately used MoneyGram’s money transfer services in conjunction with consumer fraud activities. There can be no assurance that the Company will reach an agreement with the staff of the Federal Trade Commission or that this matter will not result in future litigation. MoneyGram continues to implement additional systems and processes to further safeguard consumers against fraud.

Also in the second quarter, the Company increased its provision for loss by $9.0 million as a result of the closure of an international agent. The receivable from this international agent is fully reserved at June 30, 2009 and there is no additional exposure.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA and Adjusted EBITDA. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

MoneyGram believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operations of the Company and its business and performance trends, as well as in facilitating comparisons with other companies in the money transfer industry. Specifically, MoneyGram believes the exclusion of net securities gains (losses) and the valuation gains on embedded derivatives permits evaluation and comparison of results for ongoing business operations. This adjusted view is used by management to internally assess the Company’s performance at both a consolidated and segment level, forecast results and allocate resources. Management does not find the GAAP financial measures particularly relevant or useful in evaluating the operating performance of our segments as they do not represent future period recurring costs or are costs outside of the Company’s control at this time.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to service debt. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of (Loss) Income
Table Two - Consolidated Balance Sheets
Table Three – Unrestricted Assets
Table Four – Consolidated Statements of (Loss) Income (as Adjusted)
Table Five – Global Funds Transfer Segment Results (as Adjusted)
Table Six – Payment Systems Segment Results (as Adjusted)
Table Seven – EBITDA and Adjusted EBITDA

Conference Call

MoneyGram International will have a conference call today at 5:00 p.m. ET, 4:00 p.m. CT to discuss the second quarter of 2009. Pamela H. Patsley, executive chairman, and Anthony Ryan, president and chief executive officer, will speak on the call. The conference call can be accessed by calling (877) 419-6600 in the U.S. The participant confirmation number is 7154330. A replay of the conference call will be available one hour after the call concludes through 5:00 p.m. ET on Aug. 13, 2009. The replay of the call is available at (888) 203-1112 for U.S. callers or 1-719-457-0820 for international callers. The confirmation code will be 7154330.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with approximately 180,000 global money transfer agent locations in 190 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) the continued volatility and disruption of global capital and credit markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) negative economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers which exposure may increase during an economic downturn; (s) our ability to mitigate fraud risks from consumers and agents which risks may increase during an economic downturn; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Amounts in thousands, except per share data)	2009	2008	2009 vs 2008	2009	2008	2009 vs 2008

REVENUE
Fee and other revenue	$278,493	$281,881	$(3,388)	$546,637	$544,678	$1,959
Investment revenue	8,455	34,498	(26,043)	20,146	96,063	(75,917)
Net securities gains (losses)	4,233	(30,291)	34,524	4,289	(337,591)	341,880
Total revenue	291,181	286,088	5,093	571,072	303,150	267,922
Fee commissions expense	121,764	129,098	(7,334)	240,308	246,330	(6,022)
Investment commissions expense	354	(5,385)	5,739	753	91,504	(90,751)
Total commissions expense	122,118	123,713	(1,595)	241,061	337,834	(96,773)
Net revenue (losses)	169,063	162,375	6,688	330,011	(34,684)	364,695

EXPENSES
Compensation and benefits	47,639	68,136	(20,497)	99,271	120,435	(21,164)
Transaction and operations support	71,166	51,335	19,831	115,650	103,364	12,286
Depreciation and amortization	14,962	14,288	674	29,324	28,506	818
Occupancy, equipment and supplies	12,237	12,391	(154)	23,263	23,613	(350)
Interest expense	26,649	24,008	2,641	53,689	38,797	14,892
Valuation gain on embedded derivative	-	(31,203)	31,203	-	(31,203)	31,203
Debt extinguishment loss	-	-	-	-	1,499	(1,499)
Total expenses	172,653	138,955	33,698	321,197	285,011	36,186
(Loss) income before income taxes	(3,590)	23,420	(27,010)	8,814	(319,695)	328,509
Income tax (benefit) expense	(273)	8,259	(8,532)	290	25,999	(25,709)
NET (LOSS) INCOME	$(3,317)	$15,161	$(18,478)	$8,524	$(345,694)	$354,218

Basic and diluted loss per common share	$(0.40)	$(0.11)	$(0.29)	$(0.60)	$(4.51)	$3.91

Net (loss) income as reported	$(3,317)	$15,161	$(18,478)	$8,524	$(345,694)	$354,218
Preferred stock dividends	(27,116)	(23,994)	(3,122)	(52,834)	(25,816)	(27,018)
Accretion recognized on preferred stock	(2,540)	-	(2,540)	(5,041)	-	(5,041)
Net loss available to common stockholders	$(32,973)	$(8,833)	$(24,140)	$(49,351)	$(371,510)	$322,159

Weighted-average outstanding common shares	82,504	82,464	40	82,493	82,447	46

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Amounts in thousands, except share data)	2009	2008
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,973,685	4,077,381
Receivables, net (substantially restricted)	1,098,388	1,264,885
Trading investments (substantially restricted)	13,260	21,485
Available-for-sale investments (substantially restricted)	357,432	438,774
Property and equipment	143,712	156,263
Intangible assets	12,644	14,548
Goodwill	432,591	434,337
Other assets	189,560	234,623
Total assets	$6,221,272	$6,642,296

LIABILITIES
Payment service obligations	$5,079,941	$5,437,999
Debt	909,046	978,881
Pension and other postretirement benefits	132,500	130,900
Accounts payable and other liabilities	110,415	121,586
Deferred tax liabilities	12,671	12,454
Total liabilities	6,244,573	6,681,820

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	496,695	458,408
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	303,392	283,804
Total mezzanine equity	800,087	742,212

STOCKHOLDERS' DEFICIT
Preferred shares - undesignated, $0.01 par value, 5,000,000 authorized, none issued	-	-
Preferred shares - junior participating, $0.01 par value, 2,000,000 authorized, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	6,268	62,324
Retained loss	(640,730)	(649,254)
Unearned employee benefits	(81)	(424)
Accumulated other comprehensive loss	(36,569)	(42,707)
Treasury stock: 6,036,846 and 5,999,175 shares at June 30, 2009 and December 31, 2008, respectively	(153,162)	(152,561)
Total stockholders' deficit	(823,388)	(781,736)
Total liabilities, mezzanine equity and stockholders' deficit	$6,221,272	$6,642,296

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
UNRESTRICTED ASSETS
(Unaudited)

	June 30,	March 31,	December 31,
(Amounts in thousands)	2009	2009	2008

Cash and cash equivalents	$3,973,685	$3,904,783	$4,077,381
Receivables, net	1,098,388	1,117,184	1,264,885
Government agency securities	334,727	390,573	409,246
	5,406,800	5,412,540	5,751,512
Amounts restricted to cover payment service obligations	(5,079,941)	(5,067,167)	(5,437,999)
Excess unrestricted assets, excluding trading investments,
put options and other asset-backed securities	326,859	345,373	313,513

Trading investments	13,260	19,840	21,485
Put options on trading investments	24,049	30,287	26,505
Other asset-backed securities	22,705	25,254	29,528

Excess unrestricted assets	$386,873	$420,754	$391,031

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME (AS ADJUSTED)
(Unaudited)

	Reported	Q2		Adjusted	Reported	Q2		Adjusted
(Amounts in thousands)	Q2 2009	Adjustments		Q2 2009	Q2 2008	Adjustments		Q2 2008

REVENUE
Fee and other revenue	$278,493	$-		$278,493	$281,881	$-		$281,881
Investment revenue	8,455	-		8,455	34,498	-		34,498
Net securities gains (losses)	4,233	(4,233)	(1)	-	(30,291)	30,291	(1)	-
Total revenue	291,181	(4,233)		286,948	286,088	30,291		316,379
Fee commissions expense	121,764	-		121,764	129,098	-		129,098
Investment commissions expense	354	-		354	(5,385)	29,273	(2)	23,888
Total commissions expense	122,118	-		122,118	123,713	29,273		152,986
Net revenue	169,063	(4,233)		164,829	162,375	1,018		163,393

EXPENSES
Compensation and benefits	47,639	2,772	(3)	50,411	68,136	(16,524)	(3)	51,612
Transaction and operations support	71,166	(3,858)	(4)	67,308	51,335	(1,129)	(3)	50,206
Depreciation and amortization	14,962	-		14,962	14,288	-		14,288
Occupancy, equipment and supplies	12,237	-		12,237	12,391	-		12,391
Interest expense	26,649	-		26,649	24,008	4,235	(2)	28,243
Valuation gain on embedded derivative	-	-		-	(31,203)	31,203	(5)	-
Total expenses	172,653	(1,086)		171,568	138,955	17,785		156,740
(Loss) income before income taxes	$(3,590)	$(3,147)		$(6,739)	$23,420	$(16,767)		$6,653

	Reported	Q2 YTD		Adjusted	Reported	Q2 YTD		Adjusted
(Amounts in thousands)	Q2 2009 YTD	Adjustments		Q2 2009 YTD	Q2 2008 YTD	Adjustments		Q2 2008 YTD

REVENUE
Fee and other revenue	$546,637	$-		$546,637	$544,678	$-		$544,678
Investment revenue	20,146	-		20,146	96,063	-		96,063
Net securities gains (losses)	4,289	(4,289)	(1)	-	(337,591)	337,591	(1)	-
Total revenue	571,072	(4,289)		566,783	303,150	337,591		640,741
Fee commissions expense	240,308	-		240,308	246,330	-		246,330
Investment commissions expense	753	-		753	91,504	(27,735)	(2)	63,769
Total commissions expense	241,061	-		241,061	337,834	(27,735)		310,099
Net revenue (losses)	330,011	(4,289)		325,721	(34,684)	365,326		330,642

EXPENSES
Compensation and benefits	99,271	(687)	(3)	98,584	120,435	(16,524)	(3)	103,911
Transaction and operations support	115,650	(4,008)	(4)	111,642	103,364	(8,862)	(3)	94,502
Depreciation and amortization	29,324	-		29,324	28,506	-		28,506
Occupancy, equipment and supplies	23,263	-		23,263	23,613	-		23,613
Interest expense	53,689	-		53,689	38,797	(1,982)	(2)	36,815
Valuation gain on embedded derivative	-	-		-	(31,203)	31,203	(5)	-
Debt extinguishment loss	-	-		-	1,499	(1,499)	(6)	-
Total expenses	321,197	(4,695)		316,503	285,011	2,336		287,347
Income (Loss) before income taxes	$8,814	$406		$9,218	$(319,695)	$362,990		$43,295

(1) Realized and unrealized gains and losses and other-than-temporary impairments on investments.
(2) Mark-to-market valuation gain (loss) on interest rate swaps, which were terminated in June 2008.
(3) Executive severance and related costs & transaction costs related to the recapitalization.
(4) Impairment charges and loss on non-core businesses.
(5) Change in the fair value of embedded derivatives in preferred stock.
(6) Debt extinguishment loss related to the recapitalization.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
GLOBAL FUNDS TRANSFER SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Reported	Q2		Adjusted	Reported	Q2		Adjusted
(Amounts in thousands)	Q2 2009	Adjustments		Q2 2009	Q2 2008	Adjustments		Q2 2008

Money transfer revenue
Fee and other revenue	$249,726	$-		$249,726	$254,715	$-		$254,715
Investment revenue	107	-		107	375	-		375
Net securities losses	-	-		-	(346)	346	(1)	-
Retail money order and other
Fee and other revenue	18,072	-		18,072	16,727	-		16,727
Investment revenue	1,254	-		1,254	5,021	-		5,021
Net securities gains (losses)	584	(584)	(1)	-	(4,240)	4,240	(1)	-
Total Global Funds Transfer revenue	269,743	(584)		269,159	272,252	4,586		276,838

Commissions expense	121,318	-		121,318	128,551	-		128,551
Net revenue	$148,425	$(584)		$147,841	$143,701	$4,586		$148,287

Operating income	$10,905	$2,592	(2)	$13,497	$30,620	$4,586		$35,206

Operating margin	4.0%			5.0%	11.2%			12.7%

	Reported	Q2 YTD		Adjusted	Reported	Q2 YTD		Adjusted
(Amounts in thousands)	Q2 2009 YTD	Adjustments		Q2 2009 YTD	Q2 2008 YTD	Adjustments		Q2 2008 YTD

Money transfer revenue
Fee and other revenue	$491,846	$-		$491,846	$491,600	$-		$491,600
Investment revenue	107	-		107	1,081	-		1,081
Net securities losses	-	-		-	(4,081)	4,081	(1)	-
Retail money order and other
Fee and other revenue	33,914	-		33,914	33,659	-		33,659
Investment revenue	2,976	-		2,976	13,870	-		13,870
Net securities gains (losses)	592	(592)	(1)	-	(44,878)	44,878	(1)	-
Total Global Funds Transfer revenue	529,435	(592)		528,843	491,251	48,959		540,210

Commissions expense	239,221	-		239,221	245,114	-		245,114
Net revenue	$290,214	$(592)		$289,622	$246,137	$48,959		$295,096

Operating income	$47,631	$2,584	(2)	$50,215	$26,948	$48,959		$75,907

Operating margin	9.0%			9.5%	5.5%			14.1%

(1) Realized and unrealized gains and losses and other-than-temporary impairments on investments.
(2) Includes adjustment for goodwill impairment charge of $3.2 million on exit of non-core business.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
PAYMENT SYSTEMS SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Reported	Q2		Adjusted	Reported	Q2		Adjusted
(Amounts in thousands)	Q2 2009	Adjustments		Q2 2009	Q2 2008	Adjustments		Q2 2008

Fee and other revenue	$10,696	$-		$10,696	$10,300	$-		$10,300
Investment revenue	6,313	-		6,313	29,102	-		29,102
Net securities gains (losses)	3,242	(3,242)	(1)	-	(25,705)	25,705	(1)	-
Total Payment Systems revenue	20,251	(3,242)		17,009	13,697	25,705		39,402

Commissions expense	800	-		800	(4,839)	29,273	(2)	24,434
Net revenue	$19,451	$(3,242)		$16,209	$18,536	$(3,568)		$14,968

Operating income	$9,442	$(2,560)	(3)	$6,882	$3,904	$(3,568)		$336

Operating margin	46.6%			40.5%	28.5%			0.9%

	Reported	Q2 YTD		Adjusted	Reported	Q2 YTD		Adjusted
(Amounts in thousands)	Q2 2009 YTD	Adjustments		Q2 2009 YTD	Q2 2008 YTD	Adjustments		Q2 2008 YTD

Fee and other revenue	$20,852	$-		$20,852	$19,120	$-		$19,120
Investment revenue	15,076	-		15,076	81,180	-		81,180
Net securities gains (losses)	3,291	(3,291)	(1)	-	(288,632)	288,632	(1)	-
Total Payment Systems revenue (losses)	39,219	(3,291)		35,928	(188,332)	288,632		100,300

Commissions expense	1,840	-		1,840	92,719	(27,735)	(2)	64,984
Net revenue (losses)	$37,379	$(3,291)		$34,088	$(281,051)	$316,367		$35,316

Operating income (loss)	$16,694	$(2,609)	(3)	$14,085	$(310,949)	$316,367		$5,418

Operating margin	42.6%			39.2%	(165.1%)			5.4%

(1) Realized and unrealized gains and losses and other-than-temporary impairments on investments.
(2) Mark-to-market valuation gain (loss) on interest rate swaps, which were terminated in June 2008.
(3) Includes adjustment of $0.7 million for goodwill impairment and loss on pending sale of non-core business.

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

(Amounts in thousands)	Q2 2009	Q2 2008

(Loss) income before income taxes	$(3,590)	$23,420
Interest expense	26,649	24,008
Depreciation and amortization	14,962	14,288
Amortization of agent signing bonuses	8,554	9,007
EBITDA	46,575	70,723

Net securities (gains) losses (1)	(4,233)	30,291
Valuation gains on interest rate swaps	-	(29,273)
Severance and related net costs	(2,772)	17,653
Impairment charges and loss on non-core businesses	3,858	-
Valuation gain on embedded derivative (2)	-	(31,203)
Adjusted EBITDA	$43,428	$58,191

(1) Realized and unrealized gains and losses and other-than-temporary impairments on investments.
(2) Change in the fair value of embedded derivatives in preferred stock.

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
or
Investors:
Alex Holmes, 720-568-8703
aholmes@moneygram.com